Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                              INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO               Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                         (208) 241-3704 Voice
(702) 794-9442 Fax                           (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                Email:   BetsyT@cableone.net

FOR IMMEDIATE RELEASE:

         RIVIERA ANNOUNCES CONCLUSION OF STRATEGIC ALTERNATIVES PROCESS

         LAS VEGAS, NV - November 8, 2005 -- Riviera Holdings Corporation
(AMEX: RIV) reported today its conclusion of the process announced on February 15, 2005 to explore strategic alternatives to maximize shareholder value, because the process did not produce opportunities that were satisfactory to Riviera's Board of Directors. During that process, alternatives explored by Riviera included development of its Las Vegas property, refinancing, joint ventures, mergers, and realizing the value of Riviera's stock through other means.

         William L. Westerman, Riviera's President and Chief Executive Officer, said, "Although this formal process has been concluded, Riviera will continue to consider strategic opportunities if and when they arise and the Board of Directors considers them to be in the best interests of Riviera and its shareholders."

Forward -Looking Statements

         The forward-looking statements in this news release, which reflect our best judgment based on factors currently known to us, involve significant risks and uncertainties including investment market fluctuations, hotel and market conditions, expansion and modernization objectives and timetables, financing requirements, interest rates, regulatory requirements and other risks and uncertainties detailed from time to time in filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q. Our actual results may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings

         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange under the symbol RIV.

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